EXHIBIT 99.1

Sussex Bancorp Announces Second Quarter and Year to Date Results for 2013

FRANKLIN, N.J., July 29, 2013 (GLOBE NEWSWIRE) -- Sussex Bancorp (the "Company") (Nasdaq:SBBX), the holding company for Sussex Bank (the "Bank") today announced reported net income of $134 thousand, or $0.04 per basic and diluted share, for the quarter ended June 30, 2013, as compared to net income of $481 thousand, or $0.15 per basic and $0.14 per diluted share, for the same period last year. For the six months ended June 30, 2013, the Company reported net income of $232 thousand, or $0.07 per basic and diluted share, as compared to net income of $286 thousand, or $0.09 per basic and diluted share, for the same period last year.

"We have made substantial progress in reducing our legacy problem assets and building our business. As of the end of this quarter, our non-accrual loans decreased $9.8 million, or 40.6% and our delinquent loans are down 78.0%, as compared to the same period last year," said Anthony Labozzetta, President and Chief Executive Officer of Sussex Bank. "We still have more work to do on the legacy problem assets, but our progress has allowed us to focus more energy on building our business, which is demonstrated by the $26.5 million growth in loans for the second quarter of 2013, an annualized growth rate of 30%," added Mr. Labozzetta. "Carrying costs related to our legacy problem assets should begin to decline and combined with the growth in our loan portfolio will have a positive impact on our operating performance," added Mr. Labozzetta.

The Company continued to improve its asset credit quality as total problem assets and non-performing assets ("NPAs") continued to decline. Overall problem assets are down 38.9% from June 30, 2012, and 58.4% from their historical high at March 31, 2010, and the ratio of NPAs to total assets improved to 3.49% at June 30, 2013, from 4.61% at December 31, 2012. Non-accrual loans to total assets fell to 2.73% at June 30, 2013, which is the lowest level since 2007. In addition, total NPAs and loans past due 30 to 89 days decreased 39.7% and 78.0%, respectively, compared to June 30, 2012, and foreclosed real estate declined 33.0% from December 31, 2012.

The Company saw strong loan growth as total loans receivable, net of unearned income, increased $28.4 million, or 8.2%, to $376.2 million at June 30, 2013, as compared to $347.7 million at December 31, 2012. The increase in loans was primarily in the commercial real estate portfolio, which increased $20.4 million, or 9.1%, to $245.8 million at June 30, 2013, as compared to $225.3 million at December 31, 2012. The Company also saw increases in the residential real estate and commercial and industrial portfolios of $3.3 million and $2.8 million, respectively, at June 30, 2013 as compared to December 31, 2012.

For the quarter ended June 30, 2013, the Company reported net income of $134 thousand, or $0.04 per basic and diluted share, as compared to net income of $481 thousand, or $0.15 per basic and $0.14 per diluted share, for the same period last year. The decline in net income for the quarter ended June 30, 2013 was largely due to an increase in salary and benefits expense and higher credit quality costs, which increased $197 thousand and $153 thousand, respectively. Total credit quality costs (provision for loan losses, loan collection costs and expenses and write-downs related to foreclosed real estate) was approximately $1.4 million for the second quarter of 2013 as compared to $1.3 million for the same period in 2012.

For the six months ended June 30, 2013, the Company reported net income of $232 thousand, or $0.07 per basic and diluted share, as compared to net income of $286 thousand, or $0.09 per basic and diluted share, for the same period last year. The decline in net income for the six months ended June 30, 2013 was attributed to an increase in non-interest expenses of $295 thousand, or 3.3%, and a decrease in net interest income of $215 thousand, or 2.6% as compared to the same period in 2012.  The decrease in net interest income was partly offset by an increase of $508 thousand, or 18.5% in non-interest income, which was primarily due to stronger revenues produced by our insurance subsidiary, Tri-State Insurance Agency, Inc. and an increase in gains on securities transactions. Total credit quality costs (provision for loan losses, loan collection costs and expenses and write-downs related to foreclosed real estate) was slightly higher at $3.1 million for the first six months of 2013 as compared to $3.0 million for the same period in 2012.

Financial Performance

Net Interest Income. Net interest income on a fully tax equivalent basis declined $95 thousand, or 2.2%, to $4.2 million for the second quarter of 2013 as compared to $4.3 million for same period in 2012. The decrease in net interest income was largely due to the Company's net interest margin declining 15 basis points to 3.44% for the second quarter of 2013 compared to the same period last year. The decline in the net interest margin was mostly due to a 31 basis point decline in the average rate earned on interest earning assets. This decline in net interest income was partially offset by a decrease in the average rate paid on total interest bearing liabilities, which decreased 16 basis points to 0.74% for the second quarter of 2013 from 0.90% for the same period in 2012, and a $8.0 million, or 1.6%, increase in average interest earning assets, principally loans receivable.

Net interest income on a fully tax equivalent basis declined $233 thousand, or 2.8%, to $8.2 million for the first six months of 2013 as compared to $8.4 million for same period in 2012. The decrease in net interest income was largely due to the Company's net interest margin declining 18 basis points to 3.37% for the first six months of 2013 compared to the same period last year. The decline in the net interest margin was mostly due to a 35 basis point decline in the average rate earned on interest earning assets. This decline in net interest income was partially offset by a decrease in the average rate paid on total interest bearing liabilities, which decreased 18 basis points to 0.77% for the first six months of 2013 from 0.95% for the same period in 2012, and a $12.7 million, or 2.7%, increase in average interest earning assets, principally loans receivable and securities.

Provision for Loan Losses. Provision for loan losses decreased $258 thousand to $700 thousand for the second quarter of 2013, as compared to $958 thousand for the same period in 2012.

Provision for loan losses remained flat at $1.8 million for the second quarter of 2013, as compared to the same period in 2012.

Non-interest Income. The Company reported a decrease in non-interest income of $55 thousand, or 3.9%, to $1.4 million for the second quarter of 2013 as compared to the same period last year. The decrease in non-interest income was largely due to a decrease in gains on securities transactions of $106 thousand, which was partially offset by an increase in insurance commissions and fees of $38 thousand.

The Company reported an increase in non-interest income of $508 thousand, or 18.5%, to $3.2 million for the first six months of 2013 as compared to the same period last year. The increase in non-interest income was primarily due to higher insurance commissions and fees and increases in gains on securities transactions of $281 thousand and $205 thousand, respectively. Proceeds from the sale of securities were primarily used to fund loan growth.

Non-interest Expense. The Company's non-interest expenses increased $625 thousand, or 15.4%, to $4.7 million for the second quarter of 2013 as compared to the same period last year. The increase for the second quarter of 2013 versus the same period in 2012 was largely due to increases in expenses related to foreclosed real estate and salaries and employee benefits expense, which increased $496 thousand and $197 thousand, respectively. The aforementioned increases were partly offset by decreases in directors' fees and loan collection costs of $87 thousand and $85 thousand, respectively. The decrease in directors' fees is principally due to the impact on the directors' deferred stock plan resulting from fluctuations in the Company's stock price, which decreased $1.35 per share, or 18.0%, at June 30, 2013, as compared to March 31, 2013.

The Company's non-interest expenses increased $295 thousand, or 3.3%, to $9.3 million for the first six months of 2013 as compared to the same period last year. The increase for the first six months of 2013 versus the same period in 2012 was primarily due to increases in expenses related to foreclosed real estate and other expenses of $201 thousand and $94 thousand, respectively, which was partially offset by decreases in loan collection costs of $121 thousand.

Financial Condition

At June 30, 2013, the Company's total assets were $526.8 million, an increase of $12.0 million, or 2.3%, as compared to total assets of $514.7 million at December 31, 2012. The increase in total assets was largely driven by net loans receivable growth of $27.8 million, or 8.1%, which was partially offset by a decline in the securities portfolio of $13.7 million, or 11.0%.

Total loans receivable, net of unearned income, increased $28.4 million, or 8.2%, to $376.2 million at June 30, 2013, from $347.7 million at year-end 2012. The Company's securities portfolio, which includes securities available for sale and securities held to maturity, decreased $13.7 million to $110.4 million at June 30, 2013, as compared to $124.1 million at December 31, 2012.

The Company's total deposits decreased $3.2 million, or 0.7%, to $429.3 million at June 30, 2013, from $432.4 million at December 31, 2012. The decline in deposits was due to a decrease in interest bearing core deposits and time deposits of $6.4 million each, which was partially offset by an increase in non-interest bearing deposits of $9.7 million, or 20.1%, for June 30, 2013 as compared to December 31, 2012. The Company's funding mix continues to improve as low cost deposits grow.

At June 30, 2013, the Company's total stockholders' equity was $38.2 million, a decrease of $2.1 million when compared to December 31, 2012. The decrease was largely due to a $2.5 million decline in accumulated other comprehensive income relating to net unrealized losses on available for sale securities. At June 30, 2013, the leverage, Tier I risk-based capital and total risk-based capital ratios for the Bank were 9.12%, 12.13% and 13.38%, respectively, all in excess of the ratios required to be deemed "well-capitalized."

Asset and Credit Quality

The overall credit quality of the Company continued to improve through June 30, 2013, as our total problem assets, which is comprised of foreclosed real estate, criticized assets and classified assets, declined $8.8 million, or 25.2%, to $26.1 million at June 30, 2013, from $34.9 million at December 31, 2012. Our total problem assets declined 58.4% from a historical high of $62.8 million at March 31, 2010, as compared to June 30, 2013.

NPAs, which include non-accrual loans, loans 90 days past due and still accruing, troubled debt restructured loans currently performing in accordance with renegotiated terms and foreclosed real estate, decreased $5.4 million, or 22.5%, to $18.4 million at June 30, 2013, as compared to $23.8 million at December 31, 2012. The ratios of NPAs to total assets for June 30, 2013 and December 31, 2012 were 3.5% and 4.6%, respectively. Non-accrual loans decreased $3.5 million, or 19.5%, to $14.4 million at June 30, 2013, as compared to $17.9 million at December 31, 2012, and declined 40.6% since June 30, 2012. Non-accrual loans to total assets fell to 2.73% at June 30, 2013, which is the lowest level since 2007.

The Company continues to actively market its foreclosed real estate properties, which decreased $1.7 million to $3.4 million at June 30, 2013, as compared to $5.1 million at December 31, 2012. The decrease was primarily due to the sale of foreclosed real estate properties and write-downs on foreclosed real estate of $3.7 million and $742 thousand, respectively, which was partially offset by the addition of $2.7 million in new foreclosed real estate properties during the first six months of 2013. At June 30, 2013, the Company's foreclosed real estate properties had an average book value of approximately $242 thousand per property.

The allowance for loan losses was $5.6 million, or 1.5% of total loans, at June 30, 2013, compared to $5.0 million, or 1.4% of total loans, at December 31, 2012. The increase in the allowance for loan losses was largely attributed to $1.8 million in provision for loan losses, which was in partly offset by $1.2 million in net charge-offs for the first six months of 2013.

About Sussex Bancorp

Sussex Bancorp is the holding company for Sussex Bank, which operates through its main office in Franklin, New Jersey and through its nine branch offices located in Andover, Augusta, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, Port Jervis and Warwick, New York; a loan production office in Rochelle Park, New Jersey and for the Tri-State Insurance Agency, Inc., a full service insurance agency with locations in Augusta and Rochelle Park, New Jersey. For additional information, please visit the Company's website at www.sussexbank.com.

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such statements may be identified by the use of words such as "expect," "estimate," "assume," "believe," "anticipate," "will," "forecast," "plan," "project," or similar words. Such statements are based on the Company's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, changes to interest rates, the ability to control costs and expenses, general economic conditions, the success of the Company's efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee based business, risks associated with the quality of the Company's assets and the ability of its borrowers to comply with repayment terms.  Further information about these and other relevant risks and uncertainties may be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and in subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

SUSSEX BANCORP
SUMMARY FINANCIAL HIGHLIGHTS
(In Thousands, Except Percentages and Per Share Data)
(Unaudited)

				6/30/2013 VS.
	6/30/2013	12/31/2012	6/30/2012	6/30/2012	12/31/2012
BALANCE SHEET HIGHLIGHTS - Period End Balances
Total securities	$ 110,436	$ 124,102	$ 120,676	(8.5) %	(11.0) %
Total loans	376,183	347,736	346,884	8.4%	8.2%
Allowance for loan losses	(5,647)	(4,976)	(6,260)	(9.8) %	13.5%
Total assets	526,757	514,734	512,190	2.8%	2.3%
Total deposits	429,282	432,436	430,082	(0.2) %	(0.7) %
Total borrowings and junior subordinated debt	56,387	38,887	38,887	45.0%	45.0%
Total shareholders' equity	38,225	40,372	40,522	(5.7) %	(5.3) %

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$ 4,205	$ 4,102	$ 4,300	(2.2) %	2.5%
Provision for loan losses	700	1,408	958	(26.9) %	(50.3) %
Total other income	1,363	2,335	1,418	(3.9) %	(41.6) %
Total other expenses	4,689	5,201	4,064	15.4%	(9.8) %
Income before provision for income taxes (tax equivalent)	179	(172)	696	(74.3) %	(204.1) %
Provision for income taxes	(82)	(235)	65	(226.2) %	(65.1) %
Taxable equivalent adjustment (a)	127	160	150	(15.3) %	(20.6) %
Net income (loss)	$ 134	$ (97)	$ 481	(72.1) %	(238.1) %

Net income (loss) per common share - Basic	$ 0.04	$ (0.03)	$ 0.15	(72.9) %	(235.6) %
Net income (loss) per common share - Diluted	$ 0.04	$ (0.03)	$ 0.14	(71.2) %	(234.3) %

Return on average assets	0.10%	(0.08) %	0.37%	(72.6) %	(235.2) %
Return on average equity	1.35%	(0.94) %	4.76%	(71.8) %	(243.2) %
Net interest margin (tax equivalent)	3.44%	3.41%	3.59%	(4.2) %	0.8%

FINANCIAL DATA - YEAR TO DATE:
Net interest income (tax equivalent) (a)	$ 8,179		$ 8,412	(2.8) %
Provision for loan losses	1,842		1,818	1.3%
Total other income	3,248		2,740	18.5%
Total other expenses	9,267		8,972	3.3%
Income before provision for income taxes (tax equivalent)	318		362	(12.2) %
Provision for income taxes	(172)		(200)	(14.0) %
Taxable equivalent adjustment (a)	258		276	(6.5) %
Net income	$ 232		$ 286	(18.9) %

Net income per common share - Basic	$ 0.07		$ 0.09	(21.6) %
Net income per common share - Diluted	$ 0.07		$ 0.09	(22.3) %

Return on average assets	0.09%		0.11%	(20.9) %
Return on average equity	1.16%		1.42%	(18.7) %
Net interest margin (tax equivalent)	3.37%		3.55%	(5.1) %

SHARE INFORMATION:
Book value per common share	$ 11.14	$ 11.88	$ 11.92	(6.6) %	(6.2) %
Outstanding shares- period ending	3,430,813	3,397,873	3,398,124	1.0%	1.0%
Average diluted shares outstanding (year to date)	3,319,538	3,287,017	3,341,161	(0.6) %	1.0%

CAPITAL RATIOS:
Total equity to total assets	7.26%	7.84%	7.91%	(8.3) %	(7.5) %
Leverage ratio (b)	9.12%	9.27%	9.10%	0.2%	(1.6) %
Tier 1 risk-based capital ratio (b)	12.13%	12.93%	12.77%	(5.0) %	(6.2) %
Total risk-based capital ratio (b)	13.38%	14.18%	14.02%	(4.6) %	(5.6) %

ASSET QUALITY AND RATIOS:
Non-accrual loans	$ 14,394	$ 17,871	$ 24,243	(40.6) %	(19.5) %
Loans 90 days past due and still accruing	--	209	118	(100.0) %	(100.0) %
Troubled debt restructured loans ("TDRs") (c)	614	608	604	1.7%	1.0%
Foreclosed real estate	3,392	5,066	5,566	(39.1) %	(33.0) %
Non-performing assets ("NPAs")	$ 18,400	$ 23,754	$ 30,531	(39.7) %	(22.5) %

Foreclosed real estate, Criticized and Classified Assets	$ 26,133	$ 34,946	$ 42,736	(38.9) %	(25.2) %
Loans past due 30 to 89 days	1,711	2,754	7,775	(78.0) %	(37.9) %
Charge-offs, net (quarterly)	358	3,146	2,306	(84.5) %	(88.6) %
Charge-offs, net as a % of average loans (annualized)	0.39%	3.70%	2.70%	(85.4) %	(89.4) %
Non-accrual loans to total loans	3.83%	5.14%	6.99%	(45.3) %	(25.5) %
NPAs to total assets	3.49%	4.61%	5.96%	(41.4) %	(24.3) %
NPAs excluding TDR loans (c) to total assets	3.38%	4.50%	5.84%	(42.2) %	(24.9) %
Non-accrual loans to total assets	2.73%	3.47%	4.73%	(42.3) %	(21.3) %
Allowance for loan losses as a % of non-performing loans	37.63%	26.93%	25.19%	49.3%	39.7%
Allowance for loan losses to total loans	1.50%	1.43%	1.80%	(16.8) %	4.9%

(a) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(b) Sussex Bank capital ratios
(c) Troubled debt restructured loans currently performing in accordance with renegotiated terms

SUSSEX BANCORP
CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)

ASSETS	June 30, 2013	December 31, 2012
	(Unaudited)
Cash and due from banks	$ 7,124	$ 6,268
Interest-bearing deposits with other banks	1,181	5,400
Cash and cash equivalents	8,305	11,668

Interest bearing time deposits with other banks	100	100
Securities available for sale, at fair value	105,197	118,881
Securities held to maturity	5,239	5,221
Federal Home Loan Bank Stock, at cost	2,885	1,980

Loans receivable, net of unearned income	376,183	347,736
Less: allowance for loan losses	5,647	4,976
Net loans receivable	370,536	342,760

Foreclosed real estate	3,392	5,066
Premises and equipment, net	6,684	6,476
Accrued interest receivable	1,717	1,741
Goodwill	2,820	2,820
Bank owned life insurance	11,718	11,536
Other assets	8,164	6,485

Total Assets	$ 526,757	$ 514,734

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$ 58,084	$ 48,375
Interest bearing	371,198	384,061
Total Deposits	429,282	432,436

Borrowings	43,500	26,000
Accrued interest payable and other liabilities	2,863	3,039
Junior subordinated debentures	12,887	12,887

Total Liabilities	488,532	474,362

Total Stockholders' Equity	38,225	40,372

Total Liabilities and Stockholders' Equity	$ 526,757	$ 514,734

SUSSEX BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Dollars In Thousands Except Per Share Data)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
INTEREST INCOME
Loans receivable, including fees	$ 4,485	$ 4,375	$ 8,761	$ 8,825
Securities:
Taxable	126	433	280	753
Tax-exempt	246	290	508	535
Interest bearing deposits	2	9	7	26
Total Interest Income	4,859	5,107	9,556	10,139

INTEREST EXPENSE
Deposits	453	632	991	1,351
Borrowings	273	264	535	529
Junior subordinated debentures	55	61	109	123
Total Interest Expense	781	957	1,635	2,003

Net Interest Income	4,078	4,150	7,921	8,136
PROVISION FOR LOAN LOSSES	700	958	1,842	1,818
Net Interest Income after Provision for Loan Losses	3,378	3,192	6,079	6,318

OTHER INCOME
Service fees on deposit accounts	271	275	557	550
ATM and debit card fees	178	151	338	288
Bank owned life insurance	89	101	181	204
Insurance commissions and fees	647	609	1,489	1,208
Investment brokerage fees	54	36	99	72
Gain on sale of loans, held for sale	--	--	--	47
Gain on securities transactions	29	135	399	194
Gain on sale of fixed assets	--	(7)	--	(6)
Other	95	118	185	183
Total Other Income	1,363	1,418	3,248	2,740

OTHER EXPENSES
Salaries and employee benefits	2,321	2,124	4,556	4,548
Occupancy, net	347	354	741	716
Furniture, equipment and data processing	331	334	657	688
Advertising and promotion	95	88	135	159
Professional fees	198	145	383	303
Director fees	(13)	74	193	180
FDIC assessment	178	172	347	339
Insurance	63	58	139	111
Stationary and supplies	51	39	100	84
Loan collection costs	116	201	214	335
Expenses and write-downs related to foreclosed real estate	597	101	1,008	807
Amortization of intangible assets	--	1	1	3
Other	405	373	793	699
Total Other Expenses	4,689	4,064	9,267	8,972

Income before Income Taxes	52	546	60	86
INCOME TAX (BENEFIT) EXPENSE	(82)	65	(172)	(200)
Net Income	$ 134	$ 481	$ 232	$ 286

OTHER COMPREHENSIVE INCOME:
Unrealized (losses) gains on available for sale securities arising during the period	$ (3,112)	$ 303	$ (3,756)	$ 720
Reclassification adjustment for gain on sales included in net income	(29)	(135)	(399)	(194)
Income tax benefit (expense) related to other comprehensive income	1,257	(67)	1,662	(210)
Other comprehensive (loss) income, net of income taxes	(1,884)	101	(2,493)	316
Comprehensive (loss) income	$ (1,750)	$ 582	$ (2,261)	$ 602

EARNINGS PER SHARE
Basic	$ 0.04	$ 0.15	$ 0.07	$ 0.09
Diluted	$ 0.04	$ 0.14	$ 0.07	$ 0.09

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Three Months Ended June 30,
	2013			2012
	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$ 29,579	$ 373	5.06%	$ 31,416	$ 440	5.63%
Taxable	94,286	126	0.54%	90,026	433	1.93%
Total securities	123,865	499	1.62%	121,442	873	2.89%
Total loans receivable (4)	363,996	4,485	4.94%	341,426	4,375	5.15%
Other interest-earning assets	2,122	2	0.38%	19,162	9	0.19%
Total earning assets	489,983	4,986	4.08%	482,030	5,257	4.39%

Non-interest earning assets	39,409			41,691
Allowance for loan losses	(5,777)			(7,798)
Total Assets	$ 523,615			$ 515,923

Sources of Funds:
Interest bearing deposits:
NOW	$ 108,523	$ 35	0.13%	$ 95,817	$ 42	0.18%
Money market	13,950	6	0.17%	18,849	15	0.32%
Savings	155,156	83	0.21%	164,106	154	0.38%
Time	98,482	329	1.34%	108,124	421	1.57%
Total interest bearing deposits	376,111	453	0.48%	386,896	632	0.66%
Borrowed funds	34,549	273	3.17%	26,000	264	4.08%
Junior subordinated debentures	12,887	55	1.71%	12,887	61	1.90%
Total interest bearing liabilities	423,547	781	0.74%	425,783	957	0.90%

Non-interest bearing liabilities:
Demand deposits	58,411			47,801
Other liabilities	1,806			1,931
Total non-interest bearing liabilities	60,217			49,732
Stockholders' equity	39,851			40,408
Total Liabilities and Stockholders' Equity	$ 523,615			$ 515,923

Net Interest Income and Margin (5)		4,205	3.44%		4,300	3.59%
Tax-equivalent basis adjustment		(127)			(150)
Net Interest Income		$ 4,078			$ 4,150

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2013			2012
	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$ 30,881	$ 766	5.00%	$ 28,051	$ 811	5.81%
Taxable	96,824	280	0.58%	83,766	753	1.81%
Total securities	127,705	1,046	1.65%	111,817	1,564	2.81%
Total loans receivable (4)	356,778	8,761	4.95%	338,492	8,825	5.24%
Other interest-earning assets	5,033	7	0.28%	26,499	26	0.20%
Total earning assets	489,516	9,814	4.04%	476,808	10,415	4.39%

Non-interest earning assets	39,932			41,447
Allowance for loan losses	(5,541)			(7,670)
Total Assets	$ 523,907			$ 510,585

Sources of Funds:
Interest bearing deposits:
NOW	$ 110,410	$ 71	0.13%	$ 94,055	$ 93	0.20%
Money market	14,424	15	0.21%	18,204	36	0.40%
Savings	156,524	194	0.25%	163,619	359	0.44%
Time	100,967	711	1.42%	109,037	863	1.59%
Total interest bearing deposits	382,325	991	0.52%	384,915	1,351	0.71%
Borrowed funds	30,597	535	3.53%	26,000	529	4.09%
Junior subordinated debentures	12,887	109	1.71%	12,887	123	1.92%
Total interest bearing liabilities	425,809	1,635	0.77%	423,802	2,003	0.95%

Non-interest bearing liabilities:
Demand deposits	54,158			44,557
Other liabilities	3,796			1,972
Total non-interest bearing liabilities	57,954			46,529
Stockholders' equity	40,144			40,254
Total Liabilities and Stockholders' Equity	$ 523,907			$ 510,585

Net Interest Income and Margin (5)		8,179	3.37%		8,412	3.55%
Tax-equivalent basis adjustment		(258)			(276)
Net Interest Income		$ 7,921			$ 8,136

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets
CONTACT: Anthony Labozzetta, President/CEO
         Steven Fusco, SVP/CFO
         973-827-2914